Exhibit 4.3
INTERCREDITOR AGREEMENT
     This INTERCREDITOR AGREEMENT (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of April 7, 2011, and entered into by and between JPMorgan Chase Bank, N.A., in its capacity as U.S. collateral agent under the Initial ABL Credit Agreement, including its successors and assigns from time to time (the “Initial ABL Agent”), and U.S. Bank National Association, a national banking association, as Collateral Agent and Trustee (the “Trustee”), not in its individual capacity, but solely in its capacity as trustee and collateral agent under the Indenture and (as the case may be) as collateral agent for and representative hereunder of the holders of the Additional Pari Passu Note Obligations, including in each case its successors and assigns from time to time (in such capacities, the “Notes Agent”) and is acknowledged by Liz Claiborne, Inc., a Delaware corporation (the “Company”), and the domestic subsidiaries of the Company listed on the signature pages hereof (together with any subsidiary that becomes a party hereto after the date hereof, each a “Company Subsidiary,” and, collectively, the “Company Subsidiaries”). Capitalized terms used in this Agreement have the meanings assigned to them in Article 1.
RECITALS
     The Company, the Company Subsidiaries, the ABL Lenders, the Initial ABL Agent and the other parties thereto have entered into that certain Second Amended and Restated Credit Agreement, dated as of May 6, 2010 (as amended, restated, supplemented, extended, modified, replaced, refunded or refinanced from time to time, the “Initial ABL Credit Agreement”);
     The Company has issued 10.50% senior secured notes due 2019 in a principal amount of $205.0 million (the “Initial Notes”) under an indenture, dated as of April 7, 2011 (as amended, restated, supplemented, extended, modified, replaced, refunded or refinanced from time to time, the “Indenture”) among the Company, each Company Subsidiary and the Notes Agent;
     The Company may from time to time following the date hereof incur Additional Pari Passu Note Obligations to the extent permitted by the ABL Credit Agreement, the Indenture and any then extant Additional Pari Passu Note Agreement; and
     In order to induce the Initial ABL Agent and the ABL Lenders to consent to the Grantors incurring the Note Obligations and granting the Liens to the Notes Agent and in order to induce the Notes Agent and the Noteholders to consent to the Grantors incurring the ABL Obligations and granting the Liens to the ABL Agent, the ABL Agent, on behalf of itself and the other ABL Claimholders, and the Notes Agent, on behalf of itself and the other Note Claimholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.
AGREEMENT
     In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.
DEFINITIONS.
     1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
     “2006 Synthetic Lease” means the Amended and Restated Master Lease Agreement, dated as of November 21, 2006 (as amended, supplemented or otherwise modified from time to time), between SunTrust Bank, as Lessor and the Company and Liz Claiborne Accessories, Inc., as Lessees.
     “ABL Agent” means the Initial ABL Agent and any successor or other agent under any ABL Credit Agreement. The Initial ABL Agent shall exercise the rights and have the duties of the ABL Agent under this Agreement for so long as there is an Initial ABL Agent.
     “ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including, without limitation, the ABL Lenders and the ABL Agent under the ABL Credit Agreement, the Banking Services Providers and the holders of any Secured Swap Obligations, Synthetic Lease Obligations and Acceptance Obligations.
     “ABL Collateral” means (subject to Section 2.5) all of the assets and property of any Grantor, now owned or hereafter acquired, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any ABL Obligations.
     “ABL Credit Agreement” means collectively, (a) the Initial ABL Credit Agreement and (b) any related Permitted Refinancing Agreement. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.
     “ABL Credit Documents” means collectively, the ABL Credit Agreement and the “Loan Documents” (as defined in the Initial ABL Credit Agreement) or any substantially equivalent term in any other ABL Credit Agreement.
     “ABL Default” means an “Event of Default” (as defined in the ABL Credit Agreement).
     “ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement.
     “ABL Loan Documents” means the ABL Credit Agreement and the “Loan Documents” (as defined in the ABL Credit Agreement), and the documents governing Banking Services Obligations, Secured Swap Obligations, Synthetic Lease Obligations and Acceptance Obligations and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with the ABL Credit Agreement, any Banking Services, any Swap Agreement, any Acceptance Obligation or the 2006 Synthetic Lease including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended, refunded or Refinanced from time to time in accordance with the provisions of this Agreement.
     “ABL Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

     “ABL Obligations” means all Obligations outstanding under the ABL Credit Agreement and the other ABL Loan Documents, including any Banking Services Obligations, Synthetic Lease Obligations, Acceptance Obligations and Secured Swap Obligations. “ABL Obligations” shall include all interest, fees and expenses accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.
     “ABL Permitted Access Purposes” has the meaning assigned to that term in Section 3.3.
     “ABL Permitted Access Right” has the meaning assigned to that term in Section 3.3.
     “ABL Priority Collateral” means all now owned or hereafter acquired ABL Collateral that constitutes:
     (a) Accounts;
     (b) Equipment;
     (c) Inventory;
     (d) Investment Property;
     (e) Real Estate Assets;
     (f) Other Intellectual Property;
     (g) Deposit Accounts and Securities Accounts (including all cash, cash equivalents, Money, checks, Instruments, funds, ACH transfers, wired funds, Investment Property, and other funds and property held in or on deposit in any of the foregoing);
     (h) General Intangibles (other than Notes Trademark Collateral and Designated Notes Reinvestment Collateral);
     (i) Letter of Credit Rights (other than Supporting Obligations);
     (j) Supporting Obligations and Commercial Tort Claims (other than Supporting Obligations and Commercial Tort Claims constituting Notes Priority Collateral);
     (k) Documents, Chattel Paper, and Instruments;
     (l) books and records relating to the items referred to in the preceding clauses (a) through (k) (including all books, databases, data processing software, customer lists, engineer drawings, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (k));
     (m) all other ABL Collateral other than Notes Priority Collateral; and
     (n) all Proceeds of any of the forgoing Collateral described in clauses (a) through (m) above;

provided, that ABL Priority Collateral shall exclude (i) all Accounts constituting proceeds of any sale or Disposition of any Notes Priority Collateral and all insurance policies and insurance claims, and claims for condemnation or similar awards, in each case, with respect to any Notes Priority Collateral and (ii) all Proceeds of any Notes Priority Collateral that are otherwise ABL Priority Collateral hereunder arising after either (A) the commencement of an Insolvency or Liquidation Proceeding with respect to any of the Grantors, (B) the commencement of any Enforcement with respect to any of the Collateral or (C) the acceleration of any of the ABL Obligations or the Note Obligations.
     For purposes of clarification, and notwithstanding anything to the contrary set forth in this Agreement, any of the items set forth in this paragraph that are or become branded, or otherwise produced through the use or other application of, any Notes Trademark Collateral, shall fully constitute ABL Priority Collateral, and no Proceeds arising from any Disposition of any such ABL Priority Collateral shall be, or be deemed to be, attributable to Notes Priority Collateral.
     “ABL Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.
     “ABL Standstill Period” has the meaning set forth in Section 3.2(a)(i).
     “Acceptance Obligations” means, as to any Grantor, any and all obligations of such Grantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof), arising under or evidenced by any bills of exchange, drafts or similar instruments drawn on any Grantor and accepted by such Grantor (whether payable at sight, on demand or at any specified time) that are purchased or otherwise assigned or payable to (whether by endorsement or otherwise) or held by any ABL Lender or any Affiliate of any ABL Lender, in each case to the extent such obligations constitute “Secured Obligations” under the Initial ABL Credit Agreement or any such comparable term under any other ABL Credit Agreement.
     “Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, deposit account control agreement, securities account control agreement, or any similar deposit or securities account agreements among the Notes Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.
     “Accounts” means “accounts” (as defined in Article 9 of the UCC).
     “Additional Notes” has the meaning set forth in the Indenture but only to the extent that at the time such Additional Notes are issued such Additional Notes are permitted by the terms of the ABL Credit Agreement, the Indenture and each then extant Additional Pari Passu Note Agreement to be incurred and to be secured by Liens on the Collateral ranking pari passu with the Liens securing the Note Obligations
     “Additional Pari Passu Note Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Pari Passu Note Obligations pursuant to any Additional Pari Passu Note Agreement.
     “Additional Pari Passu Note Agreement” means the indenture, credit agreement or other agreement under which any Additional Pari Passu Note Obligations are incurred.
     “Additional Pari Passu Note Obligations” means Indebtedness (other than Additional Notes) of the Grantors incurred following the date of this Agreement to the extent that (a) at the time such

Indebtedness in incurred, such Indebtedness is permitted by the terms of the ABL Credit Agreement, the Indenture and each then extant Additional Pari Passu Note Agreement to be incurred and secured by Liens on the Collateral ranking pari passu with the Liens securing the Note Obligations, (b) the Grantors have granted Liens on the Collateral ranking pari passu with the Liens securing the Note Obligations to secure the obligations in respect of such Indebtedness, and (c) the Additional Pari Passu Note Agent, for the holders of such Indebtedness, has executed a joinder agreement to the Note Security Agreement in the form attached thereto (or other form reasonably satisfactory to the Notes Agent) agreeing on behalf of itself and such holders to (i) be bound by the terms of this Agreement applicable to them, (ii) appoint the Notes Agent to act as their collateral agent and representative hereunder and (iii) agree to be bound by the intercreditor provisions contained in the Note Security Agreement (which provisions are binding on the Note Claimholders only).
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.
     “Agents” means the ABL Agent and the Notes Agent.
     “Agreement” has the meaning assigned to that term in the Preamble hereto.
     “Banking Services” means “Banking Services” as such term is defined in the Initial ABL Credit Agreement and any substantially equivalent terms under any other ABL Credit Agreement.
     “Banking Services Obligations” means “Banking Services Obligations” as such term is defined in the Initial ABL Credit Agreement and any substantially equivalent terms under any other ABL Credit Agreement.
     “Banking Services Provider” means any Person that provides any Banking Services to any Grantor at a time when such Person is an ABL Lender or an Affiliate of an ABL Lender (even if such Person subsequently ceases to be an ABL Lender or an Affiliate of an ABL Lender).
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
     “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
     “Business Day” means a day that is a “Business Day” under both the Indenture and the ABL Credit Agreement.
     “Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above; provided that with respect to the foregoing,

Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.
     “Chattel Paper” means “chattel paper” (as defined in Article 9 of the UCC).
     “Claimholder” means any Note Claimholder or ABL Claimholder, as applicable.
     “Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or Note Collateral.
     “Commercial Tort Claims” means “commercial tort claims” (as defined in Article 9 of the UCC).
     “Company” has the meaning assigned to that term in the Preamble to this Agreement.
     “Company Subsidiary” has the meaning assigned to that term in the Preamble to this Agreement.
     “Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.
     “Deposit Accounts” means “deposit accounts” (as defined in Article 9 of the UCC).
     “Designated Notes Reinvestment Collateral” means all Note Collateral consisting solely of Trademarks of the Grantors that is (i) acquired with the Proceeds of Notes Priority Collateral and (ii) designated by the Grantors to the Notes Agent and the ABL Agent as “Designated Notes Reinvestment Collateral”.
     “DIP Financing” has the meaning assigned to that term in Section 6.1.
     “Discharge of ABL Obligations” means:
     (a) payment in full in cash of all ABL Obligations (other than contingent obligations or contingent indemnification obligations except as provided in clause (e) below and other than ABL Obligations constituting Obligations in respect of Banking Services except as provided in clause (d) below);
     (b) termination or expiration of all commitments, if any, to extend credit under the ABL Loan Documents;
     (c) termination, cash collateralization or backstop of all letters of credit issued under the ABL Credit Agreement in compliance with the terms of the ABL Credit Agreement and all Acceptance Obligations;
     (d) the provision of credit support (which may include cash collateralization or support by a letter of credit therefor) for any ABL Obligations constituting Obligations in respect of Banking Services (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the providers of such Banking Services); and
     (e) the provision of credit support (which may include cash collateralization or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Obligations not yet due and payable but with respect to which a claim has been threatened or asserted under any ABL Loan Documents (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the ABL Agent).
     It is understood that no Discharge of ABL Obligations shall be deemed to have occurred to the extent that the conditions specified in (a) through (e) above occur in connection with a Permitted Refinancing of the ABL Credit Agreement.
     “Discharge of Note Obligations” means payment in full in cash of all Note Obligations, satisfaction and discharge of the Indenture and any Additional Pari Passu Note Agreement or legal or covenant defeasance of the Indenture and any Additional Pari Passu Note Agreement (other than obligations that expressly survive such satisfaction and discharge or legal or covenant defeasance). It is understood that no Discharge of Note Obligations shall be deemed to have occurred in the event the foregoing conditions occur in connection with a Permitted Refinancing of the Notes and Additional Pari Passu Note Obligations.
     “Disposition” means any sale, lease, exchange, transfer or other disposition of any Collateral.
     “Documents” means “documents” (as defined in Article 9 of the UCC).
     “Enforcement” means, collectively or individually for one or both of the ABL Agent and the Notes Agent, when an ABL Default or Note Default, as applicable, has occurred and is continuing, to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, or conduct any Going Out of Business Sale with respect to, any Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the Note Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other Disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other Disposition implemented by any Grantor following an ABL Default or a Note Default, as applicable, in connection with which the ABL Agent or the Notes Agent, as applicable, has agreed to release its Liens on the subject property, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, to the extent constituting ABL Priority Collateral, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent or any “cash dominion event” or mandatory prepayment event under the ABL Loan Documents), (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default on the existence of an over-advance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the consent by the ABL Agent to Disposition by any Grantor of any of the ABL Priority Collateral, and (viii) the acceleration of the Note Obligations or the ABL Obligations.
     “Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Note Default has occurred and is continuing, by either the ABL Agent or the Notes Agent to the other announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the ABL Obligations or the Note Obligations, as applicable, and requesting the current balance of the ABL Obligations or Note Obligations, as applicable, owing to the noticed party.

     “Enforcement Period” means the period of time following the receipt by either the ABL Agent or the Notes Agent of an Enforcement Notice from the other until the earliest of (a) in the case of an Enforcement Period commenced by the Notes Agent, the Discharge of Note Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, (c) the ABL Agent or the Notes Agent (as applicable) agreeing in writing to terminate the Enforcement Period, or (d) the date on which the ABL Default or the Note Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Agent or the Notes Agent, as applicable, or waived in writing.
     “Equipment” means “equipment” (as defined in Article 9 of the UCC).
     “General Intangibles” means “general intangibles” (as defined in Article 9 of the UCC).
     “Going Out of Business Sale” means, following the occurrence and during the continuance of any ABL Default, any sale or liquidation of the ABL Priority Collateral consented to by the ABL Agent for purposes of permitting the Grantors to obtain funds to permanently repay the ABL Obligations in whole or in part.
     “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
     “Grantors” means (subject to Section 2.5) the Company, each Company Subsidiary and each other Person that is organized under the laws of the United States or any State thereof (including the District of Columbia) and that has or may from time to time hereafter execute and deliver an ABL Security Document or a Note Security Document as a grantor of a security interest (or the equivalent thereof).
     “Indebtedness” means and includes all Obligations that constitute “Debt,” “Indebtedness,” “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Credit Agreement or the Indenture, as applicable.
     “Indenture” has the meaning assigned to that term in the Recitals to this Agreement.
     “Initial ABL Agent” has the meaning assigned to that term in the Preamble of this Agreement.
     “Initial ABL Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.
     “Initial Notes” has the meaning assigned to that term in the Recitals and shall include any Notes issued in exchange for all or any of such Initial Notes pursuant to any Exchange Offer (as defined in the Indenture).
     “Insolvency or Liquidation Proceeding” means:
     (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;
     (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, in each case, except as permitted under the ABL Credit Agreement, the Indenture and any Additional Pari Passu Note Agreement;
     (c) any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;
     (d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy, except as permitted under the ABL Credit Agreement, the Indenture and any Additional Pari Passu Note Agreement; or
     (e) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
     “Instruments” means “instruments” (as defined in Article 9 of the UCC).
     “Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof; (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof; (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof; (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.
     “Intellectual Property License” means an exclusive license or other agreement related to any Trademark granting a right to use such Trademark, to which a Grantor is a party, whether as a licensee or a licensor, and the right to use any such Trademark (to the extent permitted by such license).
     “Inventory” means “inventory” (as defined in Article 9 of the UCC).
     “Investment Property” means “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Capital Stock held by each of the Grantors.
     “Letter of Credit Rights” means “letter of credit rights” (as defined in Article 9 of the UCC).
     “Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement

(including, without limitation, any conditional sale or other title retention agreement and any capitalized lease having substantially the same economic effect as any of the foregoing).
     “Money” means all present and future “money” (as defined in Article 1 of the UCC).
     “Note Collateral Account” means each Deposit Account or Securities Account required to be established pursuant to the Note Documents for purposes of holding Notes Priority Collateral pending application in accordance with the Note Documents (it being understood that ABL Priority Collateral deposited in the Note Collateral Account shall continue to be ABL Priority Collateral).
     “Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of ABL Claimholders and Note Claimholders.
     “Note Claimholders” means, at any relevant time, the holders of Note Obligations at that time, including the Noteholders, each Additional Pari Passu Note Agent and the Notes Agent.
     “Note Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Note Obligations.
     “Note Default” means an “Event of Default” as defined in the Indenture or in any Additional Pari Passu Note Agreement.
     “Note Documents” means the Indenture, the Notes, each Additional Pari Passu Note Agreement, the Note Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Note Obligations, including any intercreditor or joinder agreement among holders of Note Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.
     “Note Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Note Obligations or under which rights or remedies with respect to any such Liens are governed.
     “Note Obligations” means all Obligations outstanding under the Notes and the other Note Documents, and all Additional Pari Passu Note Obligations. “Note Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Note Document or Additional Pari Passu Note Agreement, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.
     “Note Security Agreement” means the Security Agreement, dated as of the date hereof, by and among the Company, the Company Subsidiaries, the Trustee and the Notes Agent, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

     “Note Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Note Obligations or under which rights or remedies with respect to such Liens are governed.
     “Note Standstill Period” has the meaning set forth in Section 3.1(a)(i).
     “Noteholders” means the “Holders” as defined in the Indenture and any holders of Additional Pari Passu Note Obligations.
     “Notes” means, collectively, (a) the Initial Notes, (b) any Additional Notes and (c) any related Permitted Refinancing Agreement. Any reference to the Notes hereunder shall be deemed a reference to any Notes then in existence.
     “Notes Agent” has the meaning assigned to that term in the Preamble of this Agreement.
     “Notes Priority Collateral” means all now owned or hereafter acquired Note Collateral that constitutes:
     (a) Notes Trademark Collateral;
     (b) Designated Notes Reinvestment Collateral;
     (c) Supporting Obligations and Commercial Tort Claims, in each case, to the extent arising out of, or related to, or derivative of, the property or interests described clause (a) or (b) above; and
     (d) Proceeds of any of Note Collateral described in clauses (a) through (c) above;
provided, that Notes Priority Collateral shall exclude all Proceeds of any ABL Priority Collateral that are otherwise Notes Priority Collateral hereunder arising after either (A) the commencement of an Insolvency or Liquidation Proceeding with respect to any of the Grantors, (B) the commencement of any Enforcement with respect to any of the Collateral or (C) the acceleration of any of the ABL Obligations or the Note Obligations.
     “Notes Trademark Collateral” means all now owned or hereafter acquired Trademark Collateral relating to the JUICY COUTURE, KATE SPADE or LUCKY BRAND trademarks of any Grantor.
     “Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, debts and other amounts from time to time owing by any Grantor to any agent or trustee (including either Agent), the ABL Claimholders, the Note Claimholders or any of them or their respective Affiliates, arising from or in connection with the ABL Loan Documents or the Note Documents, whether for principal, interest, payments for early termination or otherwise, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors, including, without limitation, the “Secured Obligations,” as defined in the ABL Credit Agreement, and the “Obligations,” as defined in the Indenture, under the Notes and any Additional Pari Passu Note Agreement.

     “Other Intellectual Property” means all Intellectual Property not constituting Notes Trademark Collateral or Designated Notes Reinvestment Collateral.
     “Permitted License Rights” means all rights of the ABL Agent or any affiliate thereof or any other administrative agent or collateral agent in connection with the ABL Credit Agreement related to the non-exclusive royalty free license granted to any such agent with respect to the Notes Priority Collateral.
     “Permitted Refinancing” means any Refinancing the governing documentation of which constitutes a Permitted Refinancing Agreement.
     “Permitted Refinancing Agreements” means, with respect to either the ABL Credit Agreement, the Notes, any Additional Pari Passu Note Agreement or any previously established Permitted Refinancing Agreement, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace (whether upon or after termination or otherwise), Refinance or refund in whole or in part the ABL Credit Agreement, the Notes, any Additional Pari Passu Note Agreement or any previously established Permitted Refinancing Agreement, whether or not such increase, replacement, Refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the ABL Credit Agreement, the Notes, any Additional Pari Passu Note Agreement, any Permitted Refinancing Agreement or any other agreement or instrument referred to in this clause, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time and that would not be prohibited by Section 5.3(b) or Section 5.3(c), as applicable; provided, that except in the case of an amendment, restatement, supplement or modification of the Initial ABL Credit Agreement, the Indenture or an Additional Pari Passu Note Agreement (or any previously designated Permitted Refinancing Agreement), (x) the Company shall have delivered a notice to the ABL Agent and the Notes Agent (A) designating such loan agreement, note agreement, promissory note, indenture or other agreement or instrument as a “Permitted Refinancing Agreement” for purposes of this Agreement and (B) specifying whether such Permitted Refinancing Agreement shall constitute (1) an “ABL Credit Agreement,” “Notes” or (2) a “Permitted Additional Pari Passu Note Agreement” for purposes of this Agreement and (y) a representative for the holders of any such indebtedness shall have become a party to this agreement and agreed (on behalf of all such holders) to be bound by the terms hereof.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.
     “Pledged Collateral” has the meaning set forth in Section 5.4(a).
     “Proceeds” means all “proceeds” (as defined in Article 9 of the UCC), including any payment or property received on account of any claim secured by Collateral in any Insolvency or Liquidation Proceeding.
     “Real Estate Asset” means any interest (fee, leasehold or otherwise) then held any Grantor in any real property or fixtures.
     “Recovery” has the meaning set forth in Section 6.4.

     “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, restate, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Secured Parties” means the ABL Claimholders and the Note Claimholders.
     “Secured Swap Obligations” means Swap Obligations of any Grantor owing to one or more ABL Lenders or their respective Affiliates, in each case to the extent such obligations constitute “Secured Obligations” under the Initial ABL Credit Agreement or any such comparable term under any other ABL Credit Agreement.
     “Security” means all present and future “Securities” (as defined in Article 9 of the UCC).
     “Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.
     “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
     “Supporting Obligations” means all present and future “supporting obligations” (as defined in Article 9 of the UCC).
     “Swap Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Company Subsidiaries shall be a Swap Agreement.
     “Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
     “Synthetic Lease Documentation” means the 2006 Synthetic Lease and all other “Operative Documents” (as such term is defined in Appendix A to the 2006 Synthetic Lease), in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof
     “Synthetic Lease Obligations” means all “Obligations” (as defined in Appendix A to the 2006 Synthetic Lease) and any other obligations of the Company or any of its Subsidiaries outstanding pursuant to the Synthetic Lease Documentation.

     “Trademark Collateral” means, collectively, all Trademarks and Intellectual Property Licenses.
     “Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, corporate names, domain names, logos, trade dress, trade styles and other source or business identifiers, and the registrations and applications for registration thereof, all common law rights related thereto and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.
     “Trustee” has the meaning assigned to that term in the Preamble of this Agreement.
     “UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agents’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
     1.2. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
     (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;
     (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
     (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
     (d) all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;
     (e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);
     (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;
     (g) any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;

     (h) any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date; and
     (i) in the compilation of periods of time hereunder from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to, but not through or including.”
II.
LIEN PRIORITIES.
     2.1. Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Note Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents or the Note Documents, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Note Claimholders, hereby agree that:
     (a) any Lien of the ABL Agent on the ABL Priority Collateral securing the ABL Obligations, whether such Lien is now or hereafter held by or on behalf of the ABL Agent or any other ABL Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Note Obligations; and
     (b) any Lien of the Notes Agent on the Notes Priority Collateral securing the Note Obligations, whether such Lien is now or hereafter held by or on behalf of the Notes Agent, any other Note Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Notes Priority Collateral securing any ABL Obligations.
     2.2. Prohibition on Contesting Liens. Each of the Notes Agent, on behalf of each Note Claimholder, and the ABL Agent, on behalf of each ABL Claimholder, consents to the granting of Liens on the Collateral in favor of the other to secure the ABL Obligations and the Note Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations or any of the Note Claimholders to secure the payment of the Note Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the Note Obligations, including the allowability or priority of the Note Obligations or the ABL Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Agent, on behalf of the ABL Claimholders, or the Notes Agent, on behalf of the Note Claimholders, to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.

     2.3. No New Liens. So long as neither the Discharge of ABL Obligations nor the Discharge of Note Obligations, as applicable, has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the parties hereto agree, subject to Article VI:
     (a) no Note Claimholder shall acquire or hold any additional Liens on any asset or property of any Grantor to secure any Note Obligations unless such Grantor has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations; or
     (b) no ABL Claimholder shall acquire or hold any additional Liens on any asset or property of any Grantor to secure any ABL Obligations unless such Grantor has granted or concurrently grants a Lien on such asset or property to secure the Note Obligations (other than any Collateral of any Grantor that is explicitly excluded pursuant to any Note Security Document).
     (c) To the extent any additional Liens are granted on any asset or property (except as contemplated by Section 2.4) pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights or remedies available hereunder, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of Note Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
     2.4. Similar Liens and Agreements. The parties hereto agree that it is their intention that the ABL Collateral of the Grantors and the Note Collateral of the Grantors be identical except as provided in Article VI and as otherwise provided herein. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Agent or the Notes Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Note Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Note Documents.
     2.5. Separate Collateral. It is understood and agreed that (i) the obligations of certain Subsidiaries of the Company under the ABL Credit Agreement, which Subsidiaries are organized under the laws of Canada or another jurisdiction outside the United States and are not Grantors, are or may be secured from time to time by liens on their assets and assets of other Subsidiaries of the Company organized under the laws of a jurisdiction outside the United States, (ii) certain letters of credit, Banking Services, Acceptance Obligations and Secured Swap Obligations constituting ABL Obligations may be cash collateralized (including cash collateral held in Deposit Accounts or Securities Accounts or invested in Investment Property) and/or subject to set-off or netting arrangements that are solely for the benefit of the issuer of such letter of credit, the provider of such Banking Services or the holder of such Secured Swap Obligations or Acceptance Obligations and not for the benefit of all ABL Claimholders generally and (iii) that certain property that constitutes “Leased Property” as defined in the Synthetic Lease Documentation is solely for the benefit of the holders of the Synthetic Lease Obligations and not for the benefit of all ABL Claimholders generally. Collateral held pursuant to the foregoing arrangements is not Collateral subject to the provisions of this Agreement, and this Agreement shall neither restrict the rights of any Claimholder as to such separate collateral nor give the any Claimholder any rights with respect thereto.

III.
EXERCISE OF REMEDIES; ENFORCEMENT.
     3.1. Restrictions on the Notes Agent and the Note Claimholders.
     (a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Notes Agent and the other Note Claimholders:
     (i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the Note Standstill Period), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Notes Agent or any Note Claimholder is a party, (B) any right to undertake self-help re-possession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure)); provided, however, that, subject to Section 4.1, the Notes Agent may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (i) the date on which the Notes Agent declared the existence of a Note Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all Note Obligations under the Indenture, and demanded payment thereof and (ii) the date on which the ABL Agent received the Enforcement Notice from the Notes Agent relating to such action; provided, further, however, that neither the Notes Agent nor any other Note Claimholder shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 180-day period, the ABL Agent or the other ABL Claimholders (A) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of such Collateral (prompt written notice of such exercise to be given to the Notes Agent), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (the period during which the Notes Agent and the other Note Claimholders may not pursuant to this Section 3.1(a)(i) exercise any rights, powers, or remedies with respect to the ABL Priority Collateral, the “Note Standstill Period”);
     (ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the ABL Agent or any other ABL Claimholder relating to the ABL Priority Collateral or any other exercise by the ABL Agent or any other ABL Claimholder of any other rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other Disposition of the ABL Priority Collateral, whether under the ABL Loan Documents, applicable law, or otherwise (and including to the extent utilizing any license of the Notes Priority Collateral granted to the ABL Agent or any Affiliate thereof);
     (iii) subject to their rights under clause (a)(i) above and under clause (vi) of Section 3.1(c), will not object to the forbearance by the ABL Agent or the ABL Claimholders from bringing or pursuing any Enforcement with respect to the ABL Priority Collateral;
     (iv) subject to Sections 3.1 (a) and (c), irrevocably, absolutely, and unconditionally waive any and all rights the Notes Agent or the Note Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the ABL Agent or the ABL Claimholders (A) enforce or collect (or attempt to collect) the ABL Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the ABL Obligations, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Claimholders is adverse to the interest of the Notes Agent or the Note Claimholders. Without limiting the generality of the foregoing, the Note Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any Disposition of any of the ABL Priority Collateral, on the ground(s) that any such Disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and
     (v) subject to Sections 3.1(a) and (c), acknowledge and agree that no covenant, agreement or restriction contained in the Note Security Documents or any other Note Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents;
provided, however, that, in the case of (i), (ii) and (iv) above, the Liens granted to secure the Note Obligations of the Note Claimholders shall attach to any Proceeds resulting from actions taken by the ABL Agent or any ABL Claimholder with respect to the ABL Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.
     (b) Until the Discharge of ABL Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Agent and the other ABL Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of ABL Priority Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, Disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of the Notes Agent or any Note Claimholder; provided, however, that the Lien securing the Note Obligations shall remain on the Proceeds (other than those properly applied to the ABL Obligations in accordance with Section 4.1) of such Collateral released or Disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the ABL Agent and the ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise Dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

     (c) Notwithstanding anything to the contrary contained herein, the Notes Agent and any Note Claimholder may:
     (i) file a claim or statement of interest with respect to the Note Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;
     (ii) take any action (not adverse to the Liens on the ABL Priority Collateral securing the ABL Obligations, the priority status thereof, or the rights of the ABL Agent or any of the ABL Claimholders to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;
     (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Note Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
     (iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Notes Priority Collateral;
     (v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments, obligations, and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the ABL Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn (and the Notes Agent and the Note Claimholders hereby agree that under Bankruptcy Rule 9010(c), (i) the ABL Agent may represent the Notes Agent and the Note Claimholders and (ii) the ABL Agent is hereby granted power of attorney for the purpose of effectuating the foregoing);
     (vi) subject to Section 4.1, exercise any of the rights, powers and/or remedies with respect to any of the ABL Priority Collateral after the termination of the Note Standstill Period to the extent permitted by Section 3.1(a)(i); and
     (vii) take any action described in clauses (iii), (vi) and (viii) of the definition of “Enforcement.”
No Note Claimholder will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to ABL Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a)(i) and clause (vi) of this Section 3.1(c), the sole right of the Notes Agent and the Note Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Note

Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.
     (d) Except as otherwise specifically set forth in Sections 3.1(a), 3.3 and 3.4 and Article VI, the Notes Agent and the Note Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Notes Priority Collateral, in each case, in accordance with the terms of the Note Documents and applicable law; provided, however, that in the event that the Notes Agent or any Note Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Note Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Note Obligations are subject to this Agreement.
     (e) Nothing in this Agreement shall prohibit the receipt by the Notes Agent or any other Note Claimholder of the required payments of interest, principal and other amounts owed in respect of the Note Obligations so long as such receipt is not the direct or indirect result of the exercise by the Notes Agent or any Note Claimholders of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agent or the ABL Claimholders may have against the Grantors under the ABL Loan Documents.
     3.2. Restrictions on the ABL Agent and ABL Claimholders.
     (a) Until the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Agent and the other ABL Claimholders:
     (i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the ABL Standstill Period) any rights, powers, or remedies with respect to any Notes Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any ABL Claimholder is a party, (B) any right to undertake self-help repossession or nonjudicial disposition of any Notes Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure but excluding, for the avoidance of doubt, the exercise of rights in respect of its license of such Collateral)); provided, however, that the ABL Agent may, subject to Section 4.1, exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (i) the date on which the ABL Agent declared the existence of an ABL Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all ABL Obligations under the ABL Credit Agreement, and demanded payment thereof and (ii) the date on which the Notes Agent received the Enforcement Notice from the ABL Agent relating to such action; provided, further, however, that neither the ABL Agent nor any other ABL Claimholder shall exercise any remedies with respect to the Notes Priority Collateral (but excluding, for the avoidance of doubt, exercise of Permitted License Rights) if, notwithstanding the expiration of such 180-day period, the Notes Agent or the Note Claimholders (A) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of such Collateral (prompt written notice of such exercise to be given to the ABL Agent), or (B) shall have been stayed by operation of law or by any court order from pursuing any such exercise of remedies (the period during which the ABL Agent and the other ABL Claimholders may not pursuant to this Section 3.2(a)(i) exercise any rights or remedies with respect to the Notes Priority Collateral, the “ABL Standstill Period”);
     (ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Notes Agent or any other Note Claimholder relating to the Notes Priority Collateral or any other exercise by the Notes Agent or any other Note Claimholder of any rights, powers and remedies relating to the Notes Priority Collateral, including any sale, lease, exchange, transfer, or other Disposition of the Notes Priority Collateral, whether under the Note Documents, applicable law, or otherwise;
     (iii) subject to their rights under clause (a)(i) above and under clause (vi) of Section 3.2(c), will not object to the forbearance by the Notes Agent or the Note Claimholders from bringing or pursuing any Enforcement with respect to the Notes Priority Collateral;
     (iv) subject to Sections 3.2(a) and (c), irrevocably, absolutely and unconditionally waive any and all rights the ABL Agent or the ABL Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Notes Agent or the Note Claimholders (a) enforce or collect (or attempt to collect) the Note Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Notes Priority Collateral securing the Note Obligations (other than any disposition that is in violation of Section 3.3 or that is not subject to the Permitted License Rights), regardless of whether any action or failure to act by or on behalf of the Notes Agent or Note Claimholders is adverse to the interest of the ABL Agent or the other ABL Claimholders. Without limiting the generality of the foregoing, the ABL Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any of the Notes Priority Collateral, on the ground(s) that any such Disposition of Notes Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and
     (v) subject to Sections 3.2(a) and (c), acknowledge and agree that no covenant, agreement or restriction contained in the ABL Security Documents or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Notes Agent or the Note Claimholders with respect to the Notes Priority Collateral as set forth in this Agreement and the Note Documents;
provided, however, that in the case of (i), (ii) and (iv) above, the Liens granted to secure the ABL Obligations of the ABL Claimholders shall attach to any Proceeds resulting from actions taken by the Notes Agent or any Note Claimholder with respect to the Notes Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Note Obligations.
     (b) Until the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Notes Agent and the other Note Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Notes Priority Collateral by the respective Grantors after a Note Default), determinations regarding the release, Disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Claimholder (so long as any such Disposition is made subject to the Permitted License Rights); provided, however, that the Lien securing the ABL Obligations shall remain on the Proceeds (other than those properly applied to the Note Obligations in accordance with the Section 4.1) of such Collateral released or Disposed of subject to the relative priorities described in Section 2.1. In exercising rights and remedies with respect to the Notes Priority Collateral, the Notes Agent and the Note Claimholders may enforce the provisions of the Note Documents and exercise rights, powers and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise Dispose of the Notes Priority Collateral upon foreclosure (so long as any Disposition of such Notes Priority Collateral is made subject to the Permitted License Rights), to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
     (c) Notwithstanding anything to the contrary contained herein, the ABL Agent and any ABL Claimholder may:
     (i) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;
     (ii) take any action (not adverse to the Liens on the Notes Priority Collateral securing the Note Obligations, the priority status thereof, or the rights of the Notes Agent or any of the Note Claimholders to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Notes Priority Collateral;
     (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Notes Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
     (iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;
     (v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and the Notes Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn (and the ABL Agent and the ABL Claimholders hereby agree that under Bankruptcy Rule 9010(c), (i) the Notes Agent may represent the ABL Agent and the ABL Claimholders and (ii) the Notes Agent is hereby granted power of attorney for the purpose of effectuating the foregoing);
     (vi) exercise any of its rights, powers, and/or remedies with respect to any of the Notes Priority Collateral to the extent permitted by Sections 3.2(a)(i); and
     (vii) take any action described in clauses (i) through (viii) of the definition of “Enforcement.”
No ABL Claimholder will take or receive any Notes Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to any Notes Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Note Obligations has occurred, except as expressly provided in Sections 3.2(a)(i) and 3.3 and clause (vi) of this Section 3.2(c), the sole right of the ABL Agent and the ABL Claimholders with respect to the Notes Priority Collateral is to hold a Lien on such Collateral and a nonexclusive royalty-free license with respect thereto, in each case pursuant to the ABL Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.
     (d) Except as otherwise specifically set forth in Sections 3.2(a) and 3.3 and Article VI, the ABL Agent and the ABL Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the ABL Loan Documents and applicable law; provided, however, that in the event that any the ABL Agent or ABL Claimholder becomes a judgment Lien creditor in respect of Notes Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Note Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.
     (e) Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Claimholder of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Claimholders of rights or remedies as a secured creditor (including set-off) with respect to Notes Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Notes Agent or the Note Claimholders may have against the Grantors under the Note Documents.
     3.3. Access Rights. Without limiting any rights any ABL Agent or any other ABL Claimholder may otherwise have under applicable law or by agreement, the ABL Agent, the ABL Claimholders and any representatives designated by the ABL Agent may, at any time (the “ABL Permitted Access Right”), in the event of any liquidation of any ABL Priority Collateral owned by any Grantor (or any other Enforcement by the ABL Agent or any representatives designated by the ABL Agent (including any Grantor) acting with the consent or on behalf of the ABL Agent), use the Notes Priority Collateral until the liquidation of such ABL Priority Collateral is completed, non-exclusively and royalty free, (x) for the limited purposes of completing a production run of inventory involving, advertising for sale, selling, liquidating or otherwise dealing with, or with respect to any Enforcement with respect to, the ABL Priority Collateral owned by any ABL Credit Party (collectively, “ABL Permitted Access Purposes”) and (y) without notice to or the involvement of or interference by any Note Claimholder or liability to any Note

Claimholder. In the event that any ABL Claimholder has commenced and is continuing to liquidate any ABL Priority Collateral owned by any Grantor (or such other Enforcement with respect to any such ABL Priority Collateral), neither the Notes Agent nor any other Note Claimholder may sell, assign or otherwise transfer the related Notes Priority Collateral prior to the date that is 150 days after the date such ABL Claimholder begins such Enforcement, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.3. If any stay or other order that prohibits the ABL Agent or other ABL Claimholders from commencing and continuing any Enforcement with respect to ABL Priority Collateral owned by any Grantor has been entered by a court of competent jurisdiction, such 150-day period shall be tolled during the pendency of any such stay or other order. Neither the ABL Agent nor any other ABL Claimholder shall be obligated to pay any amounts to the Notes Agent or the other Note Claimholders (or any Person claiming by, through or under the Note Claimholders, including any purchaser of the Notes Priority Collateral) or to any Grantor, for or in respect of the use by the ABL Agent or such other ABL Claimholder of the Notes Priority Collateral in accordance with this Section and the ABL Agent or the other ABL Claimholders shall be obligated to secure, protect, insure or maintain any such Notes Priority Collateral.
     3.4. Set-Off and Tracing of and Priorities in Proceeds. The Notes Agent, on behalf of the Note Claimholders, acknowledges and agrees that, to the extent the Notes Agent or any Note Claimholder exercises any rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Agent or any ABL Claimholder exercises any rights of set-off against any Notes Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, for itself and on behalf of the ABL Claimholders, and the Notes Agent, for itself and on behalf of the Note Claimholders, further agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents, the ABL Claimholders and the Note Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.2, the Notes Agent and the Note Claimholders each hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by the Notes Agent, of cash or other Proceeds of Collateral, deposited under Account Agreements to the repayment of ABL Obligations pursuant to the ABL Loan Documents.
IV.
PAYMENTS.
     4.1. Application of Proceeds.
     (a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other Disposition of, or collection on, such ABL Priority Collateral as a result of the exercise of remedies or other Enforcement or Going Out of Business Sale by either Agent or any ABL Claimholders or Note Claimholders, shall be delivered to the ABL Agent and shall be applied or further distributed by the ABL Agent to or on account of the ABL Obligations in such order, if any, as specified in the relevant ABL Loan Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Notes Agent any Collateral and Proceeds of Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the Notes Agent to the Note Obligations in such order as specified in the Note Security Documents or as a court of competent jurisdiction may otherwise direct.
     (b) So long as the Discharge of Note Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Notes Priority Collateral or Proceeds thereof received in connection with the sale or other Disposition of, or collection on, such Notes Priority Collateral as a result of the exercise of remedies or other Enforcement by either Agent or any Note Claimholders or ABL Claimholders (which, for the avoidance of doubt, shall not include any proceeds from sales of inventory utilizing any license of any Notes Trademark Collateral), shall be delivered to the Notes Agent and shall be applied or further distributed by the Notes Agent to or on the account of the Note Obligations in such order as specified in the relevant Note Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Note Obligations, the Notes Agent shall deliver to the ABL Agent any Collateral and Proceeds of Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the ABL Agent to the ABL Obligations in such order as specified in the ABL Security Documents or as a court of competent jurisdiction may otherwise direct.
     (c) Notwithstanding anything contained in this Agreement to the contrary, in the event of any Disposition or series of related Dispositions that includes ABL Priority Collateral and Notes Priority Collateral where the aggregate sales price is not allocated between the ABL Priority Collateral and Notes Priority Collateral being sold (including in connection with or as a result of the sale of the Capital Stock of a Grantor), then solely for purposes of this Agreement, the allocation of proceeds of such Disposition to the ABL Priority Collateral shall be based upon, in the case of (i) any ABL Priority Collateral consisting of Inventory, at the book value thereof as assessed on the date of such Disposition, (ii) any ABL Priority Collateral consisting of accounts receivable, at the book value thereof as assessed on the date of such Disposition and (iii) all other ABL Priority Collateral and Notes Priority Collateral, at fair market value of such ABL Priority Collateral and Notes Priority Collateral sold, as determined by the Company in its reasonable judgment or, if the aggregate amount of such other ABL Priority Collateral and Notes Priority Collateral sold is greater than $15,000,000, an independent appraiser.
     4.2. Payments Over in Violation of Agreement. So long as neither the Discharge of ABL Obligations nor the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by either Agent or any Note Claimholders or ABL Claimholders in connection with the exercise of any right, power, or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the Note Claimholders or the ABL Claimholders, as applicable, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any Note Claimholders or ABL Claimholders, as applicable. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations and Discharge of Note Obligations.
     4.3. Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) the Notes Agent or the Note Claimholders may be applied, reversed and reapplied, in whole or in part, to the Note Obligations to the extent provided for in the Note Documents.

     4.4. Revolving Nature of ABL Obligations. The Notes Agent, on behalf of the Note Claimholders, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.
V.
OTHER AGREEMENTS.
     5.1. Releases.
     (a) (i) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Section 3.1(b) or Section 6.8(a)) or any Going Out of Business Sale or (B) any release of ABL Priority Collateral (in the case of clause (B), so long as no Note Default has occurred), irrespective of whether an ABL Default has occurred and is continuing, the ABL Agent, on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Notes Agent, for the benefit of the Note Claimholders, on such ABL Priority Collateral, shall be automatically, unconditionally and simultaneously released; provided that in the case of clause (A), to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations, the Notes Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The Notes Agent, on behalf of the Note Claimholders, promptly shall execute and deliver to the ABL Agent or such Grantor such termination statements, releases and other documents as the ABL Agent or such Grantor may request in writing to effectively confirm such release.
     (ii) If, in connection with any exercise of remedies or Enforcement (including as provided for in Section 3.2(b) or Section 6.8(b)), the Notes Agent, on behalf of any of the Note Claimholders, releases any of its Liens on any part of the Notes Priority Collateral, then the Liens, if any, of the ABL Agent, for the benefit of the ABL Claimholders, on such Notes Priority Collateral, shall be automatically, unconditionally and simultaneously released; provided that to the extent the Proceeds of such Notes Priority Collateral are not applied to reduce Note Obligations, the ABL Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The ABL Agent, on behalf of the ABL Claimholders, promptly shall execute and deliver to the Notes Agent or such Grantor such termination statements, releases and other documents as the Notes Agent or such Grantor may request in writing to effectively confirm such release.
     (b) Until the Discharge of ABL Obligations and Discharge of Note Obligations shall occur, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Note Claimholders, as applicable, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent’s own name, from time to time in such Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.
     (c) Until the Discharge of ABL Obligations and Discharge of Note Obligations shall occur, to the extent that the Agents or the ABL Claimholders or the Note Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then, in accordance with Section 2.3, the Grantors shall grant a Lien on any such Collateral, subject to the Lien priority provisions of this Agreement, to the other Agent, for the benefit of the ABL Claimholders or Note Claimholders, as applicable.

     5.2. Insurance.
     (a) Unless and until the Discharge of ABL Obligations and subject to the terms of, and the rights of the Grantors under, the ABL Loan Documents, (i) the ABL Agent, on behalf of the ABL Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the Discharge of ABL Obligations has occurred, and subject to the rights of the Grantors under the Note Security Documents, to the Notes Agent for the benefit of the Note Claimholders to the extent required under the Note Security Documents and then, to the extent no Note Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Notes Agent or any Note Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Agent in accordance with the terms of Section 4.2.
     (b) Unless and until the Discharge of Note Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Note Documents, (i) the Notes Agent, on behalf of the Note Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Notes Priority Collateral and to the extent required by the Note Documents shall be paid to the Notes Agent for the benefit of the Note Claimholders pursuant to the terms of the Note Documents and thereafter, if the Discharge of Note Obligations has occurred, and subject to the rights of the Grantors under the ABL Loan Documents, to the ABL Agent for the benefit of the ABL Claimholders to the extent required under the ABL Security Documents and then, to the extent no ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct; and (iii) if the ABL Agent or any ABL Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Notes Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Notes Agent in accordance with the terms of Section 4.2.
     (c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to any policies which insure Collateral hereunder.
     5.3. Amendments to ABL Loan Documents and Note Documents; Refinancing.
     (a) The ABL Loan Documents and Note Documents may be amended, restated, supplemented or otherwise modified (each, an “Amendment”) in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement. The ABL Obligations may be Refinanced without notice to, or the consent of, the Notes Agent or the Note Claimholders and without affecting the Lien subordination or other provisions of this Agreement, and the Note Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the ABL Claimholders and without affecting the Lien subordination and other provisions of this Agreement; provided, however, that, in each case, the lenders or holders of such Refinancing debt (to the extent secured by a Lien on the Collateral) bind themselves in a writing addressed to the Notes Agent and the Note Claimholders or the ABL Agent and the ABL Claimholders, as applicable, to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral, the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement, but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Note Obligations.
     (b) So long as the Discharge of Note Obligations has not occurred, each Grantor and the ABL Agent, on behalf of itself and the other ABL Claimholders, agrees that, without the consent of the Notes Agent, it shall not at any time execute or deliver any amendment or other modification to any of the ABL Loan Documents, whether in a Refinancing or otherwise, in violation of this Agreement.
     (c) So long as the Discharge of ABL Obligations has not occurred, each Grantor and the Notes Agent, on behalf of itself and the other Note Claimholders, agrees that, without the consent of the ABL Agent, it shall not at any time execute or deliver any amendment or other modification to any of the Note Documents, whether in a Refinancing or otherwise, in violation of this Agreement.
     (d) So long as the Discharge of ABL Obligations has not occurred, the Notes Agent agrees that each applicable Note Security Document that grants a Lien on any Collateral shall include the following language (or similar language reasonably acceptable to the ABL Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to U.S. Bank National Association, as Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by U.S. Bank National Association, as Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of April 7, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as the ABL Agent, U.S. Bank National Association, as Trustee and as Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
     (e) So long as the Discharge of Note Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document executed on or after the date hereof that grants a Lien on any Collateral that is Note Collateral shall include the following language (or similar language reasonably acceptable to the Notes Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of April 7, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Administrative Agent, as ABL Agent, U.S. Bank National Association, as Trustee and as Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
     5.4. Bailees for Perfection.
     (a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include, without limitation, Deposit Accounts, Securities

Accounts and Capital Stock, being the “Pledged Collateral”) as (i) in the case of the ABL Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents or, in the case of the Notes Agent, the collateral agent for the Note Claimholders under the Note Documents and (ii) gratuitous bailee for the benefit of the other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Note Documents, respectively, subject to the terms and conditions of this Section 5.4. The Notes Agent and the Note Claimholders hereby appoint the ABL Agent as their agent for the purposes of perfecting their security interest in all Deposit Accounts and Securities Accounts of the Grantors (other than the Note Collateral Account). The ABL Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the Notes Agent and the other Note Claimholders under each Account Agreement and that any Proceeds received by the ABL Agent under any Account Agreement shall be applied in accordance with Article IV. In furtherance of the foregoing, each Grantor hereby grants (x) a security interest in the Pledged Collateral to the Notes Agent for the benefit of the ABL Claimholders and (y) a security interest in the Pledged Collateral (other than securities to the extent such security interest would require the filing of financial statements with the Securities and Exchange Commission pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended) to the ABL Agent for the benefit of the Note Claimholders.
     (b) Neither Agent shall have any obligation whatsoever to the other Agent, to any other ABL Claimholder, or to any other Note Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as gratuitous bailee in accordance with this Section 5.4 and delivering the Pledged Collateral or Proceeds thereof upon a Discharge of ABL Obligations or Discharge of Note Obligations, as applicable, as provided in paragraph (d) below.
     (c) Neither Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Note Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, any other ABL Claimholder or any other Note Claimholder.
     (d) Upon the Discharge of ABL Obligations or the Discharge of Note Obligations, as applicable, the ABL Agent or the Notes Agent, as applicable, shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the other Agent to the extent the other Obligations remain outstanding, and second, to the applicable Grantor to the extent the Discharge of ABL Obligations and the Discharge of Note Obligations have occurred (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as otherwise required by law. Each Agent further agrees that upon the Discharge of the ABL Obligations or the Discharge of the Note Obligations, as applicable, it shall take all other action reasonably requested by the other Agent in connection with the other Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent which has been discharged to make any delivery to the other Agent under this Section 5.4(d) is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.
     (e) Subject to the terms of this Agreement, (i) so long as the Discharge of ABL Obligations has not occurred, the ABL Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other ABL Loan Documents, but only to the extent that such Collateral constitutes ABL Priority Collateral, as if the Liens of the Notes Agent on behalf of the Note Claimholders did not exist, and (ii) so long as the Discharge of Note Obligations has not occurred, the Notes Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Note Documents, but only to the extent that such Collateral constitutes Notes Priority Collateral, as if the Liens of the ABL Agent on behalf of the ABL Claimholders did not exist.
VI.
INSOLVENCY OR LIQUIDATION PROCEEDINGS.
     6.1. Finance and Sale Issues. The Notes Agent, on behalf of the Note Claimholders, hereby agrees that, until the Discharge of ABL Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral or to permit any Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) secured by a Lien on ABL Priority Collateral, then any Note Claimholder will not be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) the Notes Agent and the other Note Claimholders retain a Lien on the Collateral and, with respect to the Notes Priority Collateral, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the ABL Agent is granted adequate protection in the form of a Lien, the Notes Agent is permitted to seek a Lien (without objection from the ABL Agent or any ABL Claimholder) on the assets subject to such Lien (so long as, with respect to ABL Priority Collateral, such Lien is junior to the Liens securing such DIP Financing and any other Liens in favor of the ABL Agent), (iii) the terms of the Cash Collateral use or the DIP Financing require that any Lien on the Notes Priority Collateral to secure such DIP Financing is subordinate to the Lien of the Notes Agent securing the Note Obligations with respect thereto and (iv) the terms of such DIP Financing or use of Cash Collateral do not require any Grantor to seek approval for any Plan of Reorganization that is inconsistent with this Agreement. The Notes Agent shall be required to subordinate and will subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee) and, consistent with the preceding provisions of this Section 6.1, will not request adequate protection or any other relief in connection therewith (except as expressly provided in clause (ii) above); provided, however, if the Liens securing the DIP Financing rank junior to the Liens securing the ABL Obligations, the Notes Agent shall be required to subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing. The Notes Agent, on behalf of itself and the Note Claimholders, agrees that no such Person shall provide to such Grantor any DIP Financing to the extent that the Notes Agent or any Note Claimholder would, in connection with such financing, be granted a Lien on the ABL Priority Collateral senior to or pari passu with the Liens of the ABL Agent, in each case over the objection of the ABL Agent. The ABL Agent, on behalf of itself and the ABL Claimholders, agrees that no such Persons shall provide to such Grantor any DIP Financing to the extent that the ABL Agent or any ABL Claimholder would, in connection with such financing, be granted a Lien on the Notes Priority Collateral senior to or pari passu with the Liens of the Notes Agent, in each case over the objection of the Notes Agent.
     6.2. Relief from the Automatic Stay.
     (a) Until the Discharge of ABL Obligations, the Notes Agent, on behalf of the other Note Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Agent (given or not given in its sole and absolute discretion), unless (i) the ABL Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such ABL Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of the Notes Agent, must be filed for the purpose of preserving the Notes Agent’s ability to receive residual distributions pursuant to Section 4.1, although the Note Claimholders shall otherwise remain subject to the restrictions in Section 3.1 following the granting of any such relief from the automatic stay.
     (b) Until the Discharge of Note Obligations has occurred, the ABL Agent, on behalf of the other ABL Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Notes Priority Collateral, without the prior written consent of the Notes Agent (given or not given in its sole and absolute discretion), unless (i) the Notes Agent already has filed a motion (which remains pending) for such relief with respect to its interest in the Notes Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of the ABL Agent, must be filed for the purpose of preserving the ABL Agent’s ability to receive residual distributions pursuant to Section 4.1, although the ABL Agent shall otherwise remain subject to the restrictions in Section 3.2 following the granting of any such relief from the automatic stay.
     6.3. Adequate Protection.
     (a) The Notes Agent, on behalf of itself and the Note Claimholders, agrees that none of them shall be entitled to contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest):
     (i) any request by the ABL Agent or the other ABL Claimholders for relief from the automatic stay with respect to the ABL Priority Collateral; or
     (ii) any request by the ABL Agent or the other ABL Claimholders for adequate protection with respect to the ABL Priority Collateral (except to the extent any such adequate protection is a payment from Notes Priority Collateral); or
     (iii) any objection by the ABL Agent or the other ABL Claimholders to any motion, relief, action or proceeding based on the ABL Agent or the other ABL Claimholders claiming a lack of adequate protection with respect to the ABL Priority Collateral.
     (b) The ABL Agent, on behalf of itself and the ABL Claimholders, agrees that none of them shall be entitled to contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest):
     (i) any request by the Notes Agent or the other Note Claimholders for relief from the automatic stay with respect to the Notes Priority Collateral; or
     (ii) any request by the Notes Agent or the Note Claimholders for adequate protection with respect to the Notes Priority Collateral (except to the extent any such adequate protection is a payment from ABL Priority Collateral); or
     (iii) any objection by the Notes Agent or the Note Claimholders to any motion, relief, action or proceeding based on the Notes Agent or the Note Claimholders claiming a lack of adequate protection with respect to the Notes Priority Collateral.

     (c) Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.6, in any Insolvency or Liquidation Proceeding:
     (i) no Note Claimholder shall be entitled (and each Note Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):
     (1) to seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral (except as expressly set forth in Section 6.1 or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion); provided, however, subject to Section 6.1, Note Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the ABL Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on ABL Priority Collateral (and on any Collateral granted as adequate protection for the ABL Claimholders in respect of their interest in such ABL Priority Collateral) is subordinated to the Liens of the ABL Agent in such Collateral on the same basis as the other Liens of the Notes Agent on ABL Priority Collateral; and
     (2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of ABL Priority Collateral (except as may be consented to in writing by the ABL Agent in its sole and absolute discretion)
     (ii) no ABL Claimholder shall be entitled (and each ABL Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):
     (1) to seek or otherwise be granted any type of adequate protection with respect to its interests in the Notes Priority Collateral except as may be consented to in writing by the Notes Agent in its sole and absolute discretion; provided, however, ABL Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the Note Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on Notes Priority Collateral (and on any Collateral granted as adequate protection for the Note Claimholders in respect of their interest in such Notes Priority Collateral) is subordinated to the Liens of the Notes Agent in such Collateral on the same basis as the other Liens of the ABL Agent on Notes Priority Collateral; and
     (2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of Notes Priority Collateral (except as may be consented to in writing by the Notes Agent in its sole and absolute discretion).
     (d) Nothing herein shall limit (i) the rights of the Notes Agent or the Note Claimholders to seek adequate protection with respect to their rights in the Notes Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of ABL Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement or (ii) the rights of the ABL Agent or the ABL Claimholders to seek adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of Notes Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement.

     6.4. Avoidance Issues. If any ABL Claimholder or Note Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Note Obligations, as applicable (a “Recovery”), then such ABL Claimholders or Note Claimholders shall be entitled to a reinstatement of ABL Obligations or the Note Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
     6.5. Reorganization Securities. Subject to the ability of the ABL Claimholders and the Note Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of ABL Obligations and on account of Note Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Note Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.
     6.6. Post-Petition Interest.
     (a) Neither the Notes Agent nor any Note Claimholder shall oppose or seek to challenge:
     (i) any claim by the ABL Agent or any ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the ABL Priority Collateral securing any ABL Claimholder’s claim, without regard to the existence of the Lien of the Notes Agent on behalf of the Note Claimholders on such Collateral;
     (ii) the payment of such expenses allowed in accordance with Section 6.6(a)(i); or
     (iii) the payment of such interest and fees allowed in accordance with Section 6.6(a)(i) solely from Proceeds of ABL Priority Collateral;
provided that nothing contained in this Section 6.6(a) prohibits the Notes Agent on behalf of the Note Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Notes Priority Collateral in any Insolvency or Liquidation Proceeding if such Notes Priority Collateral is the source of payment of post-petition expenses payable to the ABL Agent or any ABL Claimholder.
     (b) Neither the ABL Agent nor any other ABL Claimholder shall oppose or seek to challenge:
     (i) any claim by the Notes Agent or any Note Claimholder for allowance in any Insolvency or Liquidation Proceeding of Note Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Notes Priority Collateral securing any Note Claimholder’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Claimholders on such Collateral;
     (ii) the payment of such expenses allowed in accordance with Section 6.6(b)(i); or

     (iii) the payment of such interest and fees allowed in accordance with Section 6.6(b)(i) solely from Proceeds of Notes Priority Collateral;
provided that nothing contained in this Section 6.6(b) prohibits the ABL Agent on behalf of the ABL Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding if such ABL Priority Collateral is the source of payment of post-petition expenses payable to the Notes Agent or any Note Claimholder.
     6.7. Separate Grants of Security and Separate Classification. The Notes Agent, on behalf of the Note Claimholders, and the ABL Agent on behalf of the ABL Claimholders, acknowledge and intend that: the grants of Liens pursuant to the ABL Security Documents and the Note Security Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Note Obligations are fundamentally different from the ABL Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Note Claimholders in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Claimholders and the Note Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations and Note Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is non-priority in accordance with Section 2.1 and Section 2.2), the ABL Claimholders or the Note Claimholders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from each pool of priority Collateral for each of the ABL Claimholders and the Note Claimholders, respectively, before any distribution is made in respect of the claims held by the other Secured Parties for whom such Collateral is non-priority, with such other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.
     6.8. Asset Dispositions in an Insolvency or Liquidation Proceeding.
     (a) Without limiting the ABL Agent’s and the ABL Claimholders’ rights under Section 3.1(b), neither the Notes Agent nor any other Note Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or Disposition of any ABL Priority Collateral that is supported by the ABL Claimholders, and the Notes Agent and each other Note Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any ABL Priority Collateral supported by the ABL Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce ABL Obligations the Notes Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement.
     (b) Without limiting the Notes Agent’s and the Note Claimholders’ rights under Section 3.2(b), neither the ABL Agent nor any other ABL Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or Disposition of any Notes Priority Collateral that is supported by the Note Claimholders and made subject to Section 3.3 and the ABL Agent and each other ABL Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise)

to any sale of any Notes Priority Collateral supported by the Note Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Note Obligations, the ABL Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement; provided further that the ABL Agent’s and the ABL Claimholders’ rights under Section 3.3 shall survive any such sale or Disposition.
VII.
RELIANCE; WAIVERS; ETC.
     7.1. Reliance. Other than any reliance on the terms of this Agreement, the ABL Agent, on behalf of the ABL Claimholders, acknowledges that it and, to its knowledge, each of the other ABL Claimholders has, independently and without reliance on the Notes Agent or any Note Claimholder, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and each of them will continue to make its own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, the Notes Agent, on behalf of the Note Claimholders, acknowledges that it and, to its knowledge, each of the other Note Claimholders has, independently and without reliance on the ABL Agent or any other ABL Claimholder, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each of the other Note Documents and be bound by the terms of this Agreement, and each of them will continue to make its own credit decision in taking or not taking any action under the Note Documents or this Agreement.
     7.2. No Warranties or Liability. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that each of the Notes Agent and the Note Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Notes Agent and the Note Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Note Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Agent, on behalf the Note Claimholders, acknowledges and agrees that the ABL Agent and the other ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Agent and the other ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Agent and the Note Claimholders shall have no duty to the ABL Agent or any of the ABL Claimholders, and the ABL Agent and the other ABL Claimholders shall have no duty to the Notes Agent or any of the other Note Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Loan Documents and the Note Documents), regardless of any knowledge thereof which they may have or be charged with.
     7.3. No Waiver of Lien Priorities.
     (a) No right of the Agents, the other ABL Claimholders or the other Note Claimholders to enforce any provision of this Agreement or any ABL Loan Document or Note Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, ABL Claimholders or Note Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Note Documents, regardless of any knowledge thereof which the Agents or the ABL Claimholders or Note Claimholders, or any of them, may have or be otherwise charged with.
     (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents and Note Documents and subject to the provisions of Section 5.3(a)), the Agents, the other ABL Claimholders and the other Note Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and Note Documents and/or applicable law, without the consent of, or notice to, the other Agent or the ABL Claimholders or the Note Claimholders (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:
     (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents or the Note Documents;
     (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;
     (iii) settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and
     (iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor in a manner not inconsistent with the terms of this Agreement.
     7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Claimholders and the Note Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any ABL Loan Documents or any Note Documents;
     (b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Note Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Note Document;
     (c) except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral,

or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Note Obligations or any guaranty thereof;
     (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or
     (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Agent, the ABL Obligations, any ABL Claimholder, the Notes Agent, the Note Obligations or any Note Claimholder in respect of this Agreement.
VIII.
MISCELLANEOUS.
     8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Credit Document or any Note Document, the provisions of this Agreement shall govern and control. By accepting the benefits of this Agreement, each Claimholder waives any right to assert that any provision of any ABL Loan Document or Note Document that is inconsistent with the terms of this Agreement shall govern or control with respect to such inconsistency.
     8.2. Effectiveness; Continuing Nature of This Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders and Note Claimholders may continue, at any time and without notice to the other Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf the ABL Claimholders or the Note Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the ABL Claimholders and the Note Claimholders, as applicable, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:
     (a) with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, the date of the Discharge of ABL Obligations, subject to the rights of the ABL Claimholders under Section 6.4;
     (b) with respect to the Notes Agent, the Note Claimholders and the Note Obligations, the date of the Discharge of Note Obligations, subject to the rights of the Note Claimholders under Section 6.4; and
     (c) with respect to any Grantor, when such Grantor is irrevocably released and discharged from its obligations under the ABL Credit Agreement, the Indenture, each Additional Pari Passu Note Agreement and each Permitted Refinancing Agreement.

     8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Notes Agent or the ABL Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly affected.
     8.4. Information Concerning Financial Condition of the Company and Its Subsidiaries. The ABL Agent and the ABL Claimholders, on the one hand, and the Notes Agent and the Note Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Company Subsidiaries and all endorsers and/or guarantors and other Grantors of the ABL Obligations or the Note Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Note Obligations. Neither the ABL Claimholders, on the one hand, nor the Note Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Agent or any of the other ABL Claimholders, on the one hand, or the Notes Agent or any of the other Note Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
     8.5. Subrogation.
     (a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Note Claimholders actually pays over to the ABL Agent or the ABL Claimholders under the terms of this Agreement, the Note Claimholders shall be subrogated to the rights of the ABL Claimholders; provided, however, that the Notes Agent, on behalf of the Note Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Note Claimholders that are paid over to the ABL Claimholders pursuant to this Agreement shall not reduce any of the Note Obligations. Notwithstanding the foregoing provisions of this Section 8.5(a), none of the Note Claimholders shall have any claim against any of the ABL Claimholders for any impairment of any subrogation rights herein granted to the Note Claimholders.
     (b) With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders actually pays over to the Note Agent or the Note Claimholders under the terms of this Agreement, the ABL Claimholders shall be subrogated to the rights of the Note Claimholders; provided, however, that the ABL Agent, on behalf of the ABL Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Note Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Claimholders that are paid over to the Note Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations. Notwithstanding the foregoing provisions of this Section 8.5(b), none of the ABL Claimholders shall have any claim against any of the Note Claimholders for any impairment of any subrogation rights herein granted to the ABL Claimholders.
     8.6. SUBMISSION TO JURISDICTION; WAIVERS.
     (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND ON BEHALF OF THE NOTE CLAIMHOLDERS (IN THE CASE OF THE NOTES AGENT) AND THE ABL CLAIMHOLDERS (IN THE CASE OF THE ABL AGENT), IRREVOCABLY:
     (1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
     (2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;
     (3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7); AND
     (4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
     (b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS OR ANY OF THE NOTE DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS AND THE NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.
     8.7. Notices. All notices permitted or required under this Agreement need be sent only to the Notes Agent and the ABL Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other Note Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     8.8. Further Assurances. The ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Note Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Agent or the Notes Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. If any Subsidiary of the Company shall become a Grantor after the date of this Agreement, such Grantor shall deliver a counterpart of this Agreement duly executed by such Grantor to the ABL Agent and the Notes Agent whereupon such Subsidiary shall become a party hereto without any further action by any other party hereto (it being understood that any failure by a Grantor to deliver a counterpart to this Agreement shall not affect the relative rights and obligations of the ABL Claimholders and the Note Claimholders with respect to the Collateral of such Grantor).
     8.9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     8.10. Specific Performance. Each of the ABL Agent and the Notes Agent may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the ABL Claimholders, and the Notes Agent, on behalf of itself and the Note Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the other ABL Claimholders or the Notes Agent or the other Note Claimholders, as applicable.
     8.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
     8.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.
     8.13. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Notes Agent hereby represents that pursuant to the terms of the Indenture, the Holders (as defined in the Indenture) have agreed to comply with the terms applicable to them under this Agreement applicable to them in their capacities as such to the same extent as if they were parties to this Agreement. The ABL Agent hereby represents that pursuant to the terms of the Initial ABL Credit Agreement, the Lenders (as defined in the Initial ABL Credit Agreement) have authorized the ABL Agent to enter into this Agreement and to bind such Lenders by the terms of this Agreement.
     8.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents, the other ABL Claimholders and the other Note Claimholders and their respective successors and assigns. Without limiting the generality of the foregoing, each of the Indenture, each Additional Pari Passu Note Agreement and the amendments to ABL Security Documents shall expressly refer to this Agreement and acknowledge that its provisions shall be binding on the Notes Agent, and the other Note Claimholders (and their respective successors and assigns) and on the ABL Agent and the other ABL Claimholders (and their respective successors and assigns), as applicable, and, in any event, this Agreement shall be binding on the Agents, the other ABL Claimholders, and the other Note Claimholders and their respective successors and assigns as if its provisions were set forth in their entirety in the ABL Credit Agreement, the Indenture and each Additional Pari Passu Note Agreement.
     8.15. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Claimholders on the one hand and the Note Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair as between the Grantors and the ABL Agent and the other ABL Claimholders, or as between the Grantors and the Notes Agent and the other Note Claimholders, the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents and the other Note Documents, respectively, including as and when the same shall become due and payable in accordance with their terms.
     8.16. Marshalling of Assets. The Notes Agent, on behalf of the Note Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Note Claimholder may have at any time under applicable law or otherwise to have the ABL Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the ABL Agent’s Liens. The ABL Agent, on behalf of the ABL Claimholders, hereby waives irrevocably, absolutely, and unconditionally any and all rights any ABL Claimholder may have at any time under applicable law or otherwise to have the Notes Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Notes Agent’s Liens.
     8.17. Exclusive Means of Exercising Rights under This Agreement. The Note Claimholders shall be deemed to have irrevocably appointed the Notes Agent, and the ABL Claimholders shall be deemed to have irrevocably appointed the ABL Agent, as their respective and exclusive agents hereunder. Consistent with such appointment, the Note Claimholders and the ABL Claimholders further shall be deemed to have agreed that only their respective Agent (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral. Specifically, but without limiting the generality of the foregoing, each Note Claimholder or group of Note Claimholders, and each ABL Claimholder or group of ABL Claimholders, shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement).
     8.18. Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Notes Agent, the ABL Agent and the Grantors and is the product of those Persons on behalf of themselves and the Note Claimholders (in the case of the Notes Agent) and the ABL Claimholders (in the case of the ABL Claimholders). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

     8.19. Capacity of Notes Agent. U.S. Bank Nation Association is entering into this Agreement solely in its capacity as Trustee and Collateral Agent under the Indenture and the rights, powers, privileges and protections afforded to the Trustee and Collateral Agent under the Indenture shall also apply to U.S. Bank Nation Association as the Notes Agent hereunder. The Notes Agent has been expressly authorized and directed to execute and deliver this Agreement under the terms of the Indenture.
     8.20. Termination. This Agreement shall terminate and be of no further force and effect upon the Discharge of the ABL Obligations or upon the Discharge of the Note Obligations, subject to the rights of the ABL Lenders and the Noteholders, as applicable, under Section 6.4.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

ABL Agent: JPMORGAN CHASE BANK, N.A., as ABL Agent
By:	/s/ Scott Troy
	Name:	Scott Troy
	Title:	Vice President

Notice Address: JPMorgan Chase Bank, N.A. 270 Park Ave., 44th Floor New York, NY 10017 Attention: Scott Troy Fax: 646-534-2274
INTERCREDITOR AGREEMENT

Notes Agent:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely in its capacity as
Trustee and Collateral Agent under the Indenture and
Collateral Agent under the Note Documents, as Notes
Agent

By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Vice President

Notice Address: U.S. Bank, National Association Corporate Trust Services 150 Fourth Avenue North, 2nd Floor Nashville, TN 37219 Facsimile No.: (615) 251-0737 Attention: Wally Jones
INTERCREDITOR AGREEMENT

Acknowledged and Agreed to by:
LIZ CLAIBORNE, INC.

By:	/s/ Nicholas Rubino
Name: Nicholas Rubino
Title: Senior Vice President — Chief Legal Officer,
General Counsel and Corporate Secretary
Notice Address:
Liz Claiborne, Inc.
5901 West Side Avenue (or One Claiborne Avenue)
North Bergen, New Jersey 07047
Attention: Robert Vill
Telephone: 201-295-7515
Facsimile: 201-295-7825
with a copy to the General Counsel
Liz Claiborne, Inc.
5901 West Side Avenue (or One Claiborne Avenue)
North Bergen, New Jersey 07047
Attention: The General Counsel
Telephone: 212-626-3240
Facsimile: 212-626-5746
INTERCREDITOR AGREEMENT

Company Subsidiaries:
BOODLE, INC.
DB NEWCO CORP.
HAVANA LLC
JERG, INC.
JUICY COUTURE, INC.
KATE SPADE LLC
L. C. AUGUSTA, INC.
L.C. CARIBBEAN HOLDINGS, INC.
L.C. LICENSING, INC.
L.C. SERVICE COMPANY, INC.
L.C. SPECIAL MARKETS, INC.
LC LIBRA, LLC
LCI ACQUISITION U.S., INC.
LCI HOLDINGS, INC.
LCI INVESTMENTS, INC.
LIZ CLAIBORNE ACCESSORIES, INC.
LIZ CLAIBORNE ACCESSORIES-SALES, INC.
LIZ CLAIBORNE COSMETICS, INC.
LIZ CLAIBORNE EXPORT, INC.
LIZ CLAIBORNE FOREIGN HOLDINGS, INC.
LIZ CLAIBORNE JAPAN, INC.
LIZ CLAIBORNE PUERTO RICO, INC.
LIZ CLAIBORNE SALES, INC.
LIZ CLAIBORNE SHOES, INC.
LUCKY BRAND DUNGAREES, INC.
LUCKY BRAND DUNGAREES STORES, INC.
MONET INTERNATIONAL, INC.
MONET PUERTO RICO, INC.
NONEE I HOLDING, LLC
NONEE I, LLC
SEGRETS, INC.
SKYLARK SPORT MARKETING CORPORATION
WESTCOAST CONTEMPO PROMENADE, INC.
WESTCOAST CONTEMPO RETAIL, INC.
WESTCOAST CONTEMPO (U.S.A.) INC.

By:	/s/ Nicholas Rubino
Name: Nicholas Rubino
Title: Senior Vice President — Chief Legal Officer,
General Counsel and Corporate Secretary
INTERCREDITOR AGREEMENT